RENAVOTIO

601 South Boulder Ave, Suite 600, Tulsa, OK 74119

August 3, 2020

KBHS, LLC
℅ 343 West Erie Suite 230
Chicago, IL 60654.

Re: Appointment as an Advisory Board Director

Dear KBHS, LLC,

Renavotio, Inc. (**"RI"** or the **"Company"**), has appointed you to the Company's Advisory Board of Directors (the **"Advisory Board"**) as a Non-Executive Advisory Director to assist and guide the Company with its current and future business plans. The terms of your appointment are set forth herein.

1. Appointment.

a. Term. Your appointment will start on the date as designated in the Advisory Agreement (the "Agreement") attached herein as Exhibit A. You will serve as an Advisory Director for an initial period of Eighteen (18) months until your successor is duly elected or appointed, you voluntarily resign, or you are removed from the Advisory Board in accordance with applicable law. You may resign your appointment at any time after the eighteen ("18") months by giving written notice to the Chairman of the Advisory Board. If not terminated sooner, your appointment will continue for the term of the Agreement; at which time, the Company expects to nominate candidates to fill the seats on the Advisory Board. You may or may not be included in such slate, at the Company's discretion. Assuming you are include and elected, the Company expects that your term to continue until the next annual shareholder meeting thereafter; at which time, there will be another set of nominations and elections, and so forth indefinitely on a recurring, annual basis. Notwithstanding anything herein to the contrary, each Advisory Director's appointment(s), election(s), period(s) of service, resignation(s), and removal(s) shall be governed by applicable law and by the Company Certificate of Incorporation and Company ByLaws. (the **"Governing Documents"**).

b. Public Filings. It is the Company's intention to complete public offerings (**"OFFERINGS"**) of its common stock during the course of 2020-2021. Upon your execution of this letter, the Company will identify you as an Advisory Director, including your name and biography in filings with the U.S. Securities and Exchange Commission (the **"SEC"**) relating to the offerings, in marketing materials, and in other documentation, including other public and regulatory documentation, relating to the offering.

2. Role and Duties.

a. General. Notwithstanding anything herein to the contrary, your and every other Advisory Director's rights, duties, and obligations shall be governed by applicable law, and by the Governing Documents. As you know, applicable law imposes on Advisory Directors of corporations, among other obligations, fiduciary duties of care, loyalty, and good faith to the corporation and its shareholders.

b. Meetings. You will be expected to attend annual and special shareholder meetings, all Advisory Board meetings, and meetings of any Advisory Board committee(s) on which you serve, with the understanding that, on occasion, you may be unable to attend a meeting. Advisory Board meetings are expected to be held at least four ("4") times a year and may be held in person or via conference call. In addition, you will be expected to devote appropriate preparation time and effort ahead of each meeting. If you are unable to attend a meeting, we request that you notify Company management and the appropriate Advisory Board and Committee Chairs in advance of such meeting.

c. Discharge of Duties. By accepting this appointment, you undertake that, taking into account all other commitments you may have, you are able to and will allocate sufficient time and effort to meet the commitments of your role(s) and properly discharge your responsibilities.

d. Non-Employment Relationship. For the avoidance of doubt, your appointment to the Advisory Board does not create an employment relationship between you and the Company. You will not be eligible for any employee benefits offered by the Company. You will be solely responsible for the payment of all taxes on all compensation provided to you by the Company.

3. Fees.

a. Compensation Policy. The fees payable Advisory Directors will be as set forth in the individual agreements herein attached as Schedule A. Or any new **Compensation Policy** adopted by the Advisory Board or a committee of the Advisory Board, as amended from time to time. The current compensation is attached hereto as Schedule A.

b. Expenses. The Company will reimburse you for reasonable out-of-pocket expenses incurred by you, in the course of the performance of your duties hereunder to third parties.

4. Insurance and Indemnity. As a condition of your service to the Company, as a public company Advisory Director, and in order for the Company to attract and retain qualified Advisory Directors who otherwise may be reluctant to serve on the Advisory Board of a public company, the Company and the Advisory Director agree to the following:

a. The Company will obtain liability insurance in a minimum amount of Three Million United States Dollars ($3,000,000.00) in total aggregate.

b. The Parties shall execute an Indemnity Agreement in the form attached hereto as Schedule B, the terms of which shall be incorporated into this letter agreement (the "Letter Agreement").

5. Confidentiality and Governance.

a. Confidentiality Obligation. During your appointment, you will have access to trade secrets and other private or sensitive information regarding the business and financial affairs of the Company and its subsidiaries and their customers, suppliers, and clients. You acknowledge that all such information acquired by you is confidential and that you ,may not, except in the proper performance of your duties, while an Advisory Director of the Company or at any time after ceasing to be a Advisory Director of the Company: (1) divulge or communicate any such information; (2) fail to exercise due care or diligence, or to cause any unauthorized disclosure of information; or (3) use any of such information for your own purposes or for any purposes other than those of the Company, its subsidiaries, or, as appropriate, any of their customers, suppliers, and clients. You acknowledge the need to hold and retain

such information (in whatever format you may receive) under appropriately secure conditions. These restrictions will cease to apply to any information which becomes available to the public other than through your improper action or inaction.

b. Permissible Reports. For the avoidance of doubt, nothing in this Letter Agreement shall be construed to prohibit you from reporting to, or participating or cooperating with, any governmental or regulatory agency or entity, including but not limited to the U.S. Department of Justice, the SEC, and any securities exchange on which securities of the Company are listed, or in making disclosures that are protected under any whistle-blower provisions of federal, state or local law or regulation; provided that you may not disclose information protected by an attorney-client privilege held by the Company or any of its affiliates, except as required by law.

c. Return of Company Documents. Upon the end of your service as a Advisory Director or upon the request of the Chairman of the Advisory Board, you shall deliver to the Company any and all notes, materials, and documents, together with any copies thereof, that contain or disclose any confidential information of the Company.

6. Miscellaneous.

a. Assignment. This Letter Agreement may not be assigned by either party, without the prior written consent of the other party.

b. Controlling Law. This letter agreement will be governed by the laws of the State of Delaware without reference to choice of law principles or principles of conflicts of laws.

c. Amendment. This letter agreement may not be amended be either party, unless such amendment is executed in writing by both the Company and the Advisory Director.

d. Entire Agreement. This Letter Agreement constitutes the entire agreement and sets forth the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior agreements, covenants, arrangements, letters, communications, representations, or warranties, whether oral or written.

e. Severability. In the event any one or more of the provisions of this Letter Agreement are unenforceable, the remainder of the Letter Agreement will shall be considered unimpaired. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

f. Waiver. The failure of any party, at any time, to require strict performance of any of the provisions hereof shall not waive or diminish a party's rights thereafter to demand strict compliance with these provisions or with any other provisions of this Letter Agreement.

g. Counterparts/Electronic Signatures. This Letter Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same document. This letter agreement may be executed by signatures provided by facsimile, PDF, or other electronic data delivery.

We look forward to your service and contributions towards the success of RI. Please sign and return a copy of Letter Agreement confirming your acceptance of it terms.

Sincerely,

RENAVOTIO, INC.

By:

Name: William Robinson
Title: CEO

Acknowledged and agreed to:

KBHS, LLC

DocuSigned by:
6102F0676C1240A...
Name: Kevin Harrington

Schedule A

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the "**Agreement**") is made this 3rd day of August, 2020 (the "**Effective Date**") by and between Renavotio, Inc. Aka/**Success Entertainment Group International, Inc.** ("**Company**"), a Nevada corporation, with its principal place of business at 601 South Boulder Ave., Suite 600, Tulsa, Ok 74119 and KBHS, LLC (the "**Advisor**"), located at % Steve Mandell - 343 West Erie Suite 230 Chicago, IL 60654.

RECITALS

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor desires to provide certain advisory to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Advisory Services.** During the Term of this Agreement, the Advisor is hereby retained by the Company on a non-exclusive basis to provide strategic advisory services (the "**Services**") to the Company as set forth on Exhibit "A". For the avoidance of doubt, any reference to Advisor or its affiliates by the Company or its affiliates, or any use of Advisor's or its affiliates' brand, name, use or likeness shall be subject to the prior written approval of Advisor (which may be withheld in its sole discretion).

2. **Term; Termination**. The Term of this Agreement shall commence on August 3, 2020 for a term of Eighteen (18) months. Either party may terminate this Agreement in the event that the other party breaches or fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party (or if such breach, failure or default is not reasonably capable of cure without cost or liability to the non breaching party, then termination shall be effective immediately upon delivery of notice).

3. **Compensation.**

(a) As full and complete compensation for the Services, the Company shall compensate the Advisor as set forth on Exhibit "A". The Compensation Shares (as defined on Exhibit A-1) shall be deemed earned upon the execution of this Agreement by all parties. In the event of early termination of this Agreement pursuant to Section 2 hereof or for any reason, Advisor will not be required to return any of the Compensation Shares. If Advisor and the Company are required to report the issuance of the Compensation Shares to any third party governmental or regulatory authority, the parties shall consult and mutually agree upon a consistent reporting position.

(b) The Compensation Shares are "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "**Securities Act**"). The Advisor has such knowledge and experience in financial,

investment and business matters that he is capable of evaluating the merits and risks of the investment in the Compensation Shares and represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities. The Compensation Shares are being acquired by the Advisor solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Compensation Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Compensation Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

(c) If (but without any obligation to do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for shareholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating to the sale of securities to participants in a Corporation stock option, stock purchase or similar plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Corporation shall, at that time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within Ten (10) days after mailing of such notice by the Corporation in accordance with the terms hereof, the Corporation shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this paragraph for each Holder (which right may be assigned as provided in Section 13), including without limitation all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

4. **Amendment or Assignment.** No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought. This Agreement is not assignable by the Advisor without the prior written consent of the Company; provided, that for the avoidance of doubt, assignment by Advisor of one or more advisory services to his employees or affiliates shall not constitute a violation of this Agreement.

5. **Confidentiality.** In connection with the performance of the Services contemplated by this Agreement, the Advisor and his affiliates may gain access to Confidential Information (as hereinafter defined) of the Company. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and must be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

6. **Indemnity.**

(a) The Company shall indemnify, defend, and hold Advisor and his affiliates harmless, at Company's own expense, from and against any and all losses, liability, obligations, damages, third-party claims, demands, causes of action, costs and expenses of whatever form or nature (each a "**Claim**" and collectively, "**Claims**"), including reasonable outside attorney's fees and other costs of legal defense, arising out of or related to: (i) the Advisor's rendering of Services under this Agreement; (ii) an actual or alleged breach of any of the representations, warranties or covenants of this Agreement by the Company; (iii) Company's negligence, willful misconduct, or willful misrepresentation; or (iv) any other act or omission by or attributable to Company in connection with this Agreement except to extent such indemnity is prohibited by law. Company shall give prompt written notice to the Advisor of any proposed settlement of any Claim. Company may not, without the Advisor's prior written consent , settle or compromise any claim or consent to the entry of any judgment regarding which indemnification is being sought hereunder unless such settlement, compromise or consent: (X) includes an unconditional release of the Advisor from all liability arising out of such claim; (Y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Advisor; and (Z) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of the Advisor. Provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of gross negligence, willful misconduct or fraud of the Advisor, or a material breach of the Advisor's representations and warranties hereunder.

(b) **Exculpation**: Notwithstanding anything to the contrary herein, the Advisor shall, to the greatest extent permitted by law at the time this clause is construed, be exculpated from any liability whatsoever for any alleged abuse of discretion, tort, breach of fiduciary duty and/or breach of trust caused by any act or omission in connection with this Agreement. As a consequence, the Advisor shall under no circumstances ever be held personally liable to any other person, firm or corporation for any damages directly or indirectly arising out of any act or omission committed in connection with this Agreement. This exculpation shall not, however, protect the Advisor from any liability for a breach of trust committed intentionally or in bad faith. Even if this Section 6(b) shall not protect the Advisor due to the foregoing sentence, in no event shall the Advisor ever be liable for any punitive or exemplary damages for any act or omission committed in connection with this Agreement hereunder regardless of whether such act or omission constituted an act committed intentionally or in bad faith.

7. **Insurance.** Company agrees to add KBHS, LLC and Kevin Harrington, individually as additional insureds to any and all insurance policies commensurate with the Company business.

8. **No Guarantee.** The Parties hereto acknowledge and agree that the Company cannot guarantee any specific results from the Services provided in Exhibit A. Company shall provide its Services in a professional manner and in accordance with good industry practice.

9. **Entire Agreement.** This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

10. **Survival**. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

11. **Severability.** The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this

Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12. **Governing Law**. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of New York, without an application of the principles of conflicts of laws. Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

13. **Binding Nature, No Third Party Beneficiary**. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

14. **Counterparts.** This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the Effective Date.

THE COMPANY
Renavotio, Inc. Aka/
Success Entertainment Group International, Inc.

By:

____

William Robinson, President & CEO

THE ADVISOR — KBHS, LLC

By: DocuSigned by:
6102F0678C1240A...
Kevin Harrington - Member

EXHIBIT A-1

I. Advisory Services

Advisor will provide strategic advisory services from time to time based on his availability. Advisor, at his sole discretion, may provide strategic advisory services to help the Company in the following areas:

Company hereby engages Advisor as an independent contractor to provide Consulting and other services for the following: serve as a Brand ambassador, provide a full endorsement, provide an endorsement video and advise on other digital and ancillary assets to promote the brand products, brand and business development, advising on all marketing, promotions, acquisitions, licensing (more specifically defined below), and all other sales and growth initiatives for the brand as reasonably requested by Company, assist in identifying and introducing investment channels and create an endorsement video for investment opportunities for digital and crowdfunding campaigns ("Services"). Advisor shall not be required to make personal appearances unless mutually agreed to in writing. All requested travel must be made in writing at least Thirty (30) days in advance and is subject to Advisor's availability. Advisor reserves the right to approve in writing any and all materials to be utilized that will contain the name and likeness of the Advisor, including but not limited to press releases, video, audio, marketing materials, equity and crowdfunding campaigns and financial filings and business plans. All rights granted to the Company including but not limited to the use of Advisor's name, brand or likeness shall cease after any term or termination of this agreement.

II. Compensation

(a) Advisor shall be compensated for the Advisory Services (also referred to herein as the "Services") described in Section I. of this Exhibit A payable through the issuance of 7,142,857 Company's Series C Preferred shares (the "**Compensation Shares**") issued at $0.00001 which are convertible at $0.07, herein attached as Exhibit B. The Compensation Shares shall be deemed paid in full and earned completely on the Effective Date.

(b) Advisor shall receive a monthly minimum guaranteed payment of Ten Thousand ($10,000) Dollars for Eighteen (18) months payable every Thirty days starting on August 3, 2020. Company agrees that the Press Release will be released after the first payment is received.

(c) Penalty for Late Payment. In the event Company fails to make timely payments due to Advisor, all amounts due and unpaid will accrue interest at the interest rate of One and One-half (1.5%) percent per month, of the total unpaid amounts due and owing, compounded monthly.

(d) Company agrees that any termination by Advisor for non-payment shall require Company to accelerate all payments and will become due immediately. Therefore, Company agrees that all terms and deliverables shall be considered fully performed and shall accelerate all payments owed to Advisor provided in this agreement. Company has a Seven (7) day right to cure in the event of non-payment. Notwithstanding the previous sentence, Company shall have a one-time Thirty (30) day exception to the cure period during the full term of this agreement.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
AMENDED SERIES C PREFERRED STOCK
OF
SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

The undersigned, the President of Success Entertainment Group International, Inc. (the "Corporation"), a Nevada corporation, does hereby certify that, pursuant to authority conferred upon the Board of Directors (the "Board") by the Corporation's Articles of Incorporation and pursuant to Section NRS 78.1955 of the Nevada General Corporation Law, the following resolutions creating a series of Series A Preferred Stock was duly adopted by the Board on August 3, 2020:

WHEREAS, the Articles of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of Eleven Million Four Hundred Forty Two Thousand Eight Hundred and Fifty-Seven (11,442,857) shares, par value $0.00001 per share, issuable from time to time in one or more series;

WHEREAS, the Board is authorized to fix the rights, terms and preferences and the number of shares constituting any series and the designation thereof; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 11,442,857 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of Series C Preferred stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such Series C Preferred stock as follows:

Section 1. Designation and Amount. The preferred stock subject hereof shall be designated Series C Preferred Stock ("Series C Preferred Stock") and the number of shares constituting Series C Preferred Stock shall be 11,442,857 shares. No other shares of preferred stock shall be designated as Series C Preferred Stock.

Section 2. Dividends.

a) Participating Dividends on As-Converted Basis. Holders of Series C Preferred Stock ("Holders") shall be entitled to any dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock).

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series C Preferred Stock shall be entitled to receive, on a *pari passu* basis with the holders of the Series A and Series B Preferred Stock, the amount such holder of Preferred C shares owned times Seven

and No/100 Cents ($.07) a share together with accrued and unpaid dividends thereon, been converted into common stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law, Holders of Series C Preferred Stock shall not be entitled to any voting rights.

Section 5. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series C Preferred Stock and Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class: (i) amend, alter or repeal (A) any of the powers, designations, rights or preferences of the Series C Preferred Stock or (B) any other provision of the Certificate of Incorporation or Bylaws of the Corporation, in the case of clause (B) only in a manner adverse to the Series C Preferred Stock; and (ii) authorize or issue any additional shares of Series C Preferred Stock.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series C Preferred Stock, into that number of shares of Common Stock ("Conversion Shares") determined as follows:

Conversion Shares = (Number of Issued Series C Preferred)
$.07 in Common Stock

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Original Issue Date - The date of the first issue of any shares of this Series C Preferred Stock.

Conversion Issuance Date - The date on which the shares of Common Stock to be issued on account of the conversion made on the Conversion Date are actually issued, if the adjustment effected by the relevant Capital Event would not otherwise be applied to the Conversion Shares.

Number of Issued Series C Preferred – The sum of (i) 11,442,857, representing the number of shares of Series C Preferred Stock originally issued on or about the date of filing of this Certificate of Designation, and (ii) the number of additional shares of Series C Preferred Stock, if any, issued at any time thereafter through and including the Conversion Date.

Capital Event - Each of the following (each howsoever denominated) which has

been declared or announced but, as of the Conversion Date, either has not yet been effected or would not otherwise be applied to the Conversion Shares: (w) stock split; (x) reverse stock split; (y) declared stock dividend; or (y) reclassification of shares resulting in the issuance of shares.

c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series C Preferred Stock to the Corporation, (although the Holder may surrender the Series C Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder's election) unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. "Trading Day" means a day on which the principal Trading Market is open for trading. "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock and payment of dividends on the Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series C Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable

upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

"NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS

DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

i) Holder's Conversion Limitations. The Corporation shall not effect any conversion of Series C Preferred Stock, and a Holder shall not have the right to convert any Series C Preferred Stock, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder's Affiliates (as defined in the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), and any persons acting as a group together with the Holder or any of the Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series C Preferred Stock beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**") and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(i) applies, the determination of whether and to the extent shares of Series C Preferred Stock are convertible (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder's determination of whether and to the extent the shares subject to the Notice of Conversion may be converted (in relation to other securities owned by the Holder together with any Affiliates), all subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the US Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Corporation, or (iii) a more recent written notice by the Corporation or the Corporation's transfer agent setting forth the

number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion Series C Preferred Stock held by the Holder. The Holder upon not less than 61 days' prior notice to the Corporation, may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the Holder and the Beneficial Ownership Limitation provisions of this Section 6(i) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Corporation. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to all Holders.

Section 7. Adjustments. All references herein to the number of shares of Series C Preferred Stock issued by the Corporation shall be equitably adjusted to reflect any and all forward or reverse splits of the Series C Preferred Stock and reclassifications having a similar effect on the Series C Preferred Stock generally.

Section 8. Miscellaneous.

b) Notices. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 601 South Boulder Ave. Suite 600 Tulsa, OK 74119, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal

place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against a Holder or the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each Holder and the Corporation hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Holder and the Corporation hereby irrevocably waive, to the fullest extent permitted by applicable law, any and

all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation. If any Holder or the Corporation shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted Series C Preferred Stock. If any shares of Series C Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 3rd day of August, 2020.

Name: William Robinson
Title: President

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES C PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series C Preferred Stock indicated below into shares of common stock, par value $0.00001 per share (the "Common Stock"), of Success Entertainment Group International, Inc., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ____

Number of shares of Series C Preferred Stock owned prior to Conversion: _________

Number of shares of Series C Preferred Stock to be Converted: ________________

Common Stock Outstanding determined pursuant to Section 6(a): _______________

Number of shares of Common Stock to be Issued: ______________________

Number of shares of Series C Preferred Stock subsequent to Conversion: __________

Address for Delivery: _____________________
or
DWAC Instructions:
Broker no: _________
Account no: ___________

[HOLDER]

By:________________________________

Name:
Title:

Schedule B

Executive and Advisory Director Indemnity Agreement

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this "***Agreement***") is made as of August 3, 2020, by and between Renavotio, Inc. (the "***Company***"), a Delaware corporation, and KBHS, LLC and Kevin Harrington ("***Indemnitee***").

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as Advisory Directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Advisory Board of Directors of the Company (the "***Advisory Board***") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, Advisory Directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation (the "***Charter***") and the Bylaws (the "***Bylaws***") of the Company require indemnification of the officers and Advisory Directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law ("***DGCL***"). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Advisory Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Advisory Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee may not be willing to serve as an officer or Advisory Director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1. **SERVICES TO THE COMPANY.** Indemnitee will serve or continue to serve as an, Advisory Director, or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee's resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as an Advisory Director, or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2. **DEFINITIONS**. As used in this Agreement:

(a) References to "***agent***" shall mean any person who is or was an Advisory Director, of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as an Advisory Director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) The terms "***Beneficial Owner***" and "***Beneficial Ownership***" shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) A "***Change in Control***" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Other than an affiliate of the Company, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Advisory Directors, unless (1) the change in the relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of Advisory Directors, or (2) such acquisition was approved in advance by the Continuing Advisory Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii) Change in Advisory Board of Advisory Directors. Individuals who, as of the date hereof, constitute the Advisory Board, and any new Advisory Director whose election by the Advisory Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the Advisory Directors then still in office who were Advisory Directors on the date hereof or

whose election for nomination for election was previously so approved (collectively, the "***Continuing Advisory Directors***"), cease for any reason to constitute at least a majority of the members of the Advisory Board;

(iii) Corporate Transactions. The effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a "***Business Combination***"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of Advisory Directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Advisory Directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of Advisory Directors; (2) other than an affiliate of the Company, no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Advisory Directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Advisory Board of Advisory Directors of the corporation resulting from such Business Combination were Continuing Advisory Directors at the time of the execution of the initial agreement, or of the action of the Advisory Board of Advisory Directors, providing for such Business Combination;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company's assets, other than factoring the Company's current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Advisory Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d) "***Corporate Status***" describes the status of a person who is or was an Advisory Director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(e) "***Delaware Court***" shall mean the Court of Chancery of the State of Delaware.

(f) "***Disinterested Advisory Director***" shall mean an Advisory Director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(g) "***Enterprise***" shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request

of the Company as a Advisory Director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(h) "*Exchange Act*" shall mean the Securities Exchange Act of 1934, as amended.

(i) "*Expenses*" shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. "Expenses," however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) References to "*fines*" shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to "**serving at the request of the Company**" shall include any service as a Advisory Director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such Advisory Director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "**not opposed to the best interests of the Company**" as referred to in this Agreement.

(k) "*Independent Counsel*" shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(l) The term "*Person*" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that "Person" shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) The term "*Proceeding*" shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company

or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a Advisory Director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee's part while acting as a Advisory Director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a Advisory Director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(n) The term "***Subsidiary***," with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. **INDEMNITY IN THIRD-PARTY PROCEEDINGS**. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.

4. **INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY**. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5. **INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL**. Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee's Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding,

the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. **INDEMNIFICATION FOR EXPENSES OF A WITNESS**. Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

7. **ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.** Notwithstanding any limitation in Sections 3, 4, or 5 and except for Section 27, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7 on account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

8. **CONTRIBUTION IN THE EVENT OF JOINT LIABILITY**.

(a) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, Advisory Directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9. **EXCLUSIONS**. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c) except as otherwise provided in Sections 14(f)-(g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its Advisory Directors, officers, employees or other indemnitees, unless (i) the Advisory Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10. **ADVANCES OF EXPENSES; DEFENSE OF CLAIM.**

(a) Notwithstanding any provision of this Agreement to the contrary, except for Section 27, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company's receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee's prior written consent.

11. **PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.**

(a) Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any

Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b) Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee's entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12. **PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.**

(a) A determination, if required by applicable law, with respect to Indemnitee's entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Advisory Directors, even though less than a quorum of the Advisory Board, (ii) by a committee of such Advisory Directors designated by majority vote of such Advisory Directors, (iii) if there are no Disinterested Advisory Directors or if such Advisory Directors so direct, by Independent Counsel in a written opinion to the Advisory Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Advisory Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Advisory Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is with-

out merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13. **PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS**.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Advisory Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Advisory Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the Advisory Directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Advisory Board, any committee of the Advisory Board or any Advisory Director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Advisory Board, any committee of the Advisory Board or any Advisory Director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Advisory Board, any committee of the Advisory Board or any Advisory Director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other Advisory Director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14. **REMEDIES OF INDEMNITEE.**

(a) In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, and exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, and exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to

reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company's receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter, or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g) Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15. **SECURITY**. Notwithstanding anything herein to the contrary, except for Section 27, to the extent requested by Indemnitee and approved by the Advisory Board, the Company may at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16. **NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.**

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of Advisory Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is

first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL, the Charter and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond ("***Indemnification Arrangements***") on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as an Advisory Director, officer, employee or agent of the Company, or arising out of Indemnitee's status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for Advisory Directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Advisory Director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has Advisory Director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company's obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a Advisory Director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement,

contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company's satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17. **DURATION OF AGREEMENT**. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as an Advisory Director or officer of the Company or as an Advisory Director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee's Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18. **SEVERABILITY**. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19. **ENFORCEMENT AND BINDING EFFECT**.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Advisory Director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an Advisory Director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a Advisory Director, officer, employee or agent of the Company or a Advisory Director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company's request, and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20. **MODIFICATION AND WAIVER**. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21. **NOTICES**. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Renavotio, Inc.
601 South Boulder Blvd
Suite 600
Tulsa, OK 74119
Attention: CEO
Email: brobinson@renavotio.com
With a copy, which shall not constitute notice, to

Dacheng Law Offices (Chicago)
77 W. Washington Street, Suite 800
Chicago, IL 60602
Attention: Timothy Cameron, Esq.
Office: 312-782-2090
Fax: 312-386-7495
Email: timothyc@johnhuanglaw.com

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22. **APPLICABLE LAW AND CONSENT TO JURISDICTION**. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23. **IDENTICAL COUNTERPARTS**. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. **MISCELLANEOUS**. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25. **PERIOD OF LIMITATIONS**. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26. **ADDITIONAL ACTS**. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

27. **WAIVER OF CLAIMS TO TRUST ACCOUNT**. Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a "***Claim***") in or to any monies in the trust account established in connection with the Company's initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever.

28. **MAINTENANCE OF INSURANCE.** The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/Advisory Directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company's performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Advisory Director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company's Advisory Directors and officers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

RENAVOTIO, INC.

Name: William Robinson
Title: CEO

INDEMNITEE
KBHS, LLC

DocuSigned by:
6102F0676C1240A...
Name: Kevin Harrington

RENAVOTIO
601 South Boulder Ave, Suite 600, Tulsa, OK 74119

August 3, 2020

KBHS, LLC
% 343 West Erie Suite 230
Chicago, IL 60654.

Re: Appointment as an Advisory Board Director

Dear KBHS, LLC,

Renavotio, Inc. ("**RI**" or the "**Company**"), has appointed you to the Company's Advisory Board of Directors (the "**Advisory Board**") as a Non-Executive Advisory Director to assist and guide the Company with its current and future business plans. The terms of your appointment are set forth herein.

1. Appointment.

a. Term. Your appointment will start on the date as designated in the Advisory Agreement (the "Agreement") attached herein as Exhibit A. You will serve as an Advisory Director for an initial period of Eighteen (18) months until your successor is duly elected or appointed, you voluntarily resign, or you are removed from the Advisory Board in accordance with applicable law. You may resign your appointment at any time after the eighteen ("18") months by giving written notice to the Chairman of the Advisory Board. If not terminated sooner, your appointment will continue for the term of the Agreement; at which time, the Company expects to nominate candidates to fill the seats on the Advisory Board. You may or may not be included in such slate, at the Company's discretion. Assuming you are include and elected, the Company expects that your term to continue until the next annual shareholder meeting thereafter; at which time, there will be another set of nominations and elections, and so forth indefinitely on a recurring, annual basis. Notwithstanding anything herein to the contrary, each Advisory Director's appointment(s), election(s), period(s) of service, resignation(s), and removal(s) shall be governed by applicable law and by the Company Certificate of Incorporation and Company ByLaws. (the "**Governing Documents**").

b. Public Filings. It is the Company's intention to complete public offerings ("**OFFERINGS**") of its common stock during the course of 2020-2021. Upon your execution of this letter, the Company will identify you as an Advisory Director, including your name and biography in filings with the U.S. Securities and Exchange Commission (the "**SEC**") relating to the offerings, in marketing materials, and in other documentation, including other public and regulatory documentation, relating to the offering.

2. Role and Duties.

a. General. Notwithstanding anything herein to the contrary, your and every other Advisory Director's rights, duties, and obligations shall be governed by applicable law, and by the Governing Documents. As you know, applicable law imposes on Advisory Directors of corporations, among other obligations, fiduciary duties of care, loyalty, and good faith to the corporation and its shareholders.

b. Meetings. You will be expected to attend annual and special shareholder meetings, all Advisory Board meetings, and meetings of any Advisory Board committee(s) on which you serve, with the understanding that, on occasion, you may be unable to attend a meeting. Advisory Board meetings are expected to be held at least four ("4") times a year and may be held in person or via conference call. In addition, you will be expected to devote appropriate preparation time and effort ahead of each meeting. If you are unable to attend a meeting, we request that you notify Company management and the appropriate Advisory Board and Committee Chairs in advance of such meeting.

c. Discharge of Duties. By accepting this appointment, you undertake that, taking into account all other commitments you may have, you are able to and will allocate sufficient time and effort to meet the commitments of your role(s) and properly discharge your responsibilities.

d. Non-Employment Relationship. For the avoidance of doubt, your appointment to the Advisory Board does not create an employment relationship between you and the Company. You will not be eligible for any employee benefits offered by the Company. You will be solely responsible for the payment of all taxes on all compensation provided to you by the Company.

3. Fees.

a. Compensation Policy. The fees payable Advisory Directors will be as set forth in the individual agreements herein attached as Schedule A. Or any new **Compensation Policy** adopted by the Advisory Board or a committee of the Advisory Board, as amended from time to time. The current compensation is attached hereto as Schedule A.

b. Expenses. The Company will reimburse you for reasonable out-of-pocket expenses incurred by you, in the course of the performance of your duties hereunder to third parties.

4. Insurance and Indemnity. As a condition of your service to the Company, as a public company Advisory Director, and in order for the Company to attract and retain qualified Advisory Directors who otherwise may be reluctant to serve on the Advisory Board of a public company, the Company and the Advisory Director agree to the following:

a. The Company will obtain liability insurance in a minimum amount of Three Million United States Dollars ($3,000,000.00) in total aggregate.

b. The Parties shall execute an Indemnity Agreement in the form attached hereto as Schedule B, the terms of which shall be incorporated into this letter agreement (the "Letter Agreement").

5. Confidentiality and Governance.

a. Confidentiality Obligation. During your appointment, you will have access to trade secrets and other private or sensitive information regarding the business and financial affairs of the Company and its subsidiaries and their customers, suppliers, and clients. You acknowledge that all such information acquired by you is confidential and that you ,may not, except in the proper performance of your duties, while an Advisory Director of the Company or at any time after ceasing to be a Advisory Director of the Company: (1) divulge or communicate any such information; (2) fail to exercise due care or diligence, or to cause any unauthorized disclosure of information; or (3) use any of such information for your own purposes or for any purposes other than those of the Company, its subsidiaries, or, as appropriate, any of their customers, suppliers, and clients. You acknowledge the need to hold and retain

such information (in whatever format you may receive) under appropriately secure conditions. These restrictions will cease to apply to any information which becomes available to the public other than through your improper action or inaction.

b. Permissible Reports. For the avoidance of doubt, nothing in this Letter Agreement shall be construed to prohibit you from reporting to, or participating or cooperating with, any governmental or regulatory agency or entity, including but not limited to the U.S. Department of Justice, the SEC, and any securities exchange on which securities of the Company are listed, or in making disclosures that are protected under any whistle-blower provisions of federal, state or local law or regulation; provided that you may not disclose information protected by an attorney-client privilege held by the Company or any of its affiliates, except as required by law.

c. Return of Company Documents. Upon the end of your service as a Advisory Director or upon the request of the Chairman of the Advisory Board, you shall deliver to the Company any and all notes, materials, and documents, together with any copies thereof, that contain or disclose any confidential information of the Company.

6. Miscellaneous.

a. Assignment. This Letter Agreement may not be assigned by either party, without the prior written consent of the other party.

b. Controlling Law. This letter agreement will be governed by the laws of the State of Delaware without reference to choice of law principles or principles of conflicts of laws.

c. Amendment. This letter agreement may not be amended be either party, unless such amendment is executed in writing by both the Company and the Advisory Director.

d. Entire Agreement. This Letter Agreement constitutes the entire agreement and sets forth the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior agreements, covenants, arrangements, letters, communications, representations, or warranties, whether oral or written.

e. Severability. In the event any one or more of the provisions of this Letter Agreement are unenforceable, the remainder of the Letter Agreement will shall be considered unimpaired. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

f. Waiver. The failure of any party, at any time, to require strict performance of any of the provisions hereof shall not waive or diminish a party's rights thereafter to demand strict compliance with these provisions or with any other provisions of this Letter Agreement.

g. Counterparts/Electronic Signatures. This Letter Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same document. This letter agreement may be executed by signatures provided by facsimile, PDF, or other electronic data delivery.

We look forward to your service and contributions towards the success of RI. Please sign and return a copy of Letter Agreement confirming your acceptance of it terms.

Sincerely,

RENAVOTIO, INC.

By:

Name: William Robinson
Title: CEO

Acknowledged and agreed to:

KBHS, LLC

DocuSigned by:

Name: Kevin Harrington

Schedule A

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the "**Agreement**") is made this 3rd day of August, 2020 (the "**Effective Date**") by and between Renavotio, Inc. Aka/**Success Entertainment Group International, Inc.** ("**Company**"), a Nevada corporation, with its principal place of business at 601 South Boulder Ave., Suite 600, Tulsa, Ok 74119 and KBHS, LLC (the "**Advisor**"), located at % Steve Mandell - 343 West Erie Suite 230 Chicago, IL 60654.

RECITALS

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor desires to provide certain advisory to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Advisory Services.** During the Term of this Agreement, the Advisor is hereby retained by the Company on a non-exclusive basis to provide strategic advisory services (the "**Services**") to the Company as set forth on Exhibit "A". For the avoidance of doubt, any reference to Advisor or its affiliates by the Company or its affiliates, or any use of Advisor's or its affiliates' brand, name, use or likeness shall be subject to the prior written approval of Advisor (which may be withheld in its sole discretion).

2. **Term; Termination**. The Term of this Agreement shall commence on August 3, 2020 for a term of Eighteen (18) months. Either party may terminate this Agreement in the event that the other party breaches or fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party (or if such breach, failure or default is not reasonably capable of cure without cost or liability to the non breaching party, then termination shall be effective immediately upon delivery of notice).

3. **Compensation.**

(a) As full and complete compensation for the Services, the Company shall compensate the Advisor as set forth on Exhibit "A". The Compensation Shares (as defined on Exhibit A-1) shall be deemed earned upon the execution of this Agreement by all parties. In the event of early termination of this Agreement pursuant to Section 2 hereof or for any reason, Advisor will not be required to return any of the Compensation Shares. If Advisor and the Company are required to report the issuance of the Compensation Shares to any third party governmental or regulatory authority, the parties shall consult and mutually agree upon a consistent reporting position.

(b) The Compensation Shares are "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "**Securities Act**"). The Advisor has such knowledge and experience in financial,

investment and business matters that he is capable of evaluating the merits and risks of the investment in the Compensation Shares and represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities. The Compensation Shares are being acquired by the Advisor solely for his account for personal investment and not with a view to, or for resale in connection with, any distribution. The Advisor does not intend to dispose of all or any part of the Compensation Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Compensation Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

(c) If (but without any obligation to do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for shareholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating to the sale of securities to participants in a Corporation stock option, stock purchase or similar plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Corporation shall, at that time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within Ten (10) days after mailing of such notice by the Corporation in accordance with the terms hereof, the Corporation shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this paragraph for each Holder (which right may be assigned as provided in Section 13), including without limitation all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

4. **Amendment or Assignment.** No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought. This Agreement is not assignable by the Advisor without the prior written consent of the Company; provided, that for the avoidance of doubt, assignment by Advisor of one or more advisory services to his employees or affiliates shall not constitute a violation of this Agreement.

5. **Confidentiality.** In connection with the performance of the Services contemplated by this Agreement, the Advisor and his affiliates may gain access to Confidential Information (as hereinafter defined) of the Company. Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and must be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

6. **Indemnity.**

(a) The Company shall indemnify, defend, and hold Advisor and his affiliates harmless, at Company's own expense, from and against any and all losses, liability, obligations, damages, third-party claims, demands, causes of action, costs and expenses of whatever form or nature (each a "**Claim**" and collectively, "**Claims**"), including reasonable outside attorney's fees and other costs of legal defense, arising out of or related to: (i) the Advisor's rendering of Services under this Agreement; (ii) an actual or alleged breach of any of the representations, warranties or covenants of this Agreement by the Company; (iii) Company's negligence, willful misconduct, or willful misrepresentation; or (iv) any other act or omission by or attributable to Company in connection with this Agreement except to extent such indemnity is prohibited by law. Company shall give prompt written notice to the Advisor of any proposed settlement of any Claim. Company may not, without the Advisor's prior written consent , settle or compromise any claim or consent to the entry of any judgment regarding which indemnification is being sought hereunder unless such settlement, compromise or consent: (X) includes an unconditional release of the Advisor from all liability arising out of such claim; (Y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Advisor; and (Z) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of the Advisor. Provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of gross negligence, willful misconduct or fraud of the Advisor, or a material breach of the Advisor's representations and warranties hereunder.

(b) **Exculpation**: Notwithstanding anything to the contrary herein, the Advisor shall, to the greatest extent permitted by law at the time this clause is construed, be exculpated from any liability whatsoever for any alleged abuse of discretion, tort, breach of fiduciary duty and/or breach of trust caused by any act or omission in connection with this Agreement. As a consequence, the Advisor shall under no circumstances ever be held personally liable to any other person, firm or corporation for any damages directly or indirectly arising out of any act or omission committed in connection with this Agreement. This exculpation shall not, however, protect the Advisor from any liability for a breach of trust committed intentionally or in bad faith. Even if this Section 6(b) shall not protect the Advisor due to the foregoing sentence, in no event shall the Advisor ever be liable for any punitive or exemplary damages for any act or omission committed in connection with this Agreement hereunder regardless of whether such act or omission constituted an act committed intentionally or in bad faith.

7. **Insurance.** Company agrees to add KBHS, LLC and Kevin Harrington, individually as additional insureds to any and all insurance policies commensurate with the Company business.

8. **No Guarantee**. The Parties hereto acknowledge and agree that the Company cannot guarantee any specific results from the Services provided in Exhibit A. Company shall provide its Services in a professional manner and in accordance with good industry practice.

9. **Entire Agreement**. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

10. **Survival**. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

11. **Severability**. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this

Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12. **Governing Law**. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of New York, without an application of the principles of conflicts of laws. Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

13. **Binding Nature, No Third Party Beneficiary**. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

14. **Counterparts.** This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the Effective Date.

THE COMPANY
Renavotio, Inc. Aka/
Success Entertainment Group International, Inc.

By:

____

William Robinson, President & CEO

THE ADVISOR — KBHS, LLC

By: DocuSigned by:
6102F0878C1240A...
Kevin Harrington - Member

EXHIBIT A-1

I. Advisory Services

Advisor will provide strategic advisory services from time to time based on his availability. Advisor, at his sole discretion, may provide strategic advisory services to help the Company in the following areas:

Company hereby engages Advisor as an independent contractor to provide Consulting and other services for the following: serve as a Brand ambassador, provide a full endorsement, provide an endorsement video and advise on other digital and ancillary assets to promote the brand products, brand and business development, advising on all marketing, promotions, acquisitions, licensing (more specifically defined below), and all other sales and growth initiatives for the brand as reasonably requested by Company, assist in identifying and introducing investment channels and create an endorsement video for investment opportunities for digital and crowdfunding campaigns ("Services"). Advisor shall not be required to make personal appearances unless mutually agreed to in writing. All requested travel must be made in writing at least Thirty (30) days in advance and is subject to Advisor's availability. Advisor reserves the right to approve in writing any and all materials to be utilized that will contain the name and likeness of the Advisor, including but not limited to press releases, video, audio, marketing materials, equity and crowdfunding campaigns and financial filings and business plans. All rights granted to the Company including but not limited to the use of Advisor's name, brand or likeness shall cease after any term or termination of this agreement.

II. Compensation

(a) Advisor shall be compensated for the Advisory Services (also referred to herein as the "Services") described in Section I. of this Exhibit A payable through the issuance of 7,142,857 Company's Series C Preferred shares (the "**Compensation Shares**") issued at $0.00001 which are convertible at $0.07, herein attached as Exhibit B. The Compensation Shares shall be deemed paid in full and earned completely on the Effective Date.

(b) Advisor shall receive a monthly minimum guaranteed payment of Ten Thousand ($10,000) Dollars for Eighteen (18) months payable every Thirty days starting on August 3, 2020. Company agrees that the Press Release will be released after the first payment is received.

(c) Penalty for Late Payment. In the event Company fails to make timely payments due to Advisor, all amounts due and unpaid will accrue interest at the interest rate of One and One-half (1.5%) percent per month, of the total unpaid amounts due and owing, compounded monthly.

(d) Company agrees that any termination by Advisor for non-payment shall require Company to accelerate all payments and will become due immediately. Therefore, Company agrees that all terms and deliverables shall be considered fully performed and shall accelerate all payments owed to Advisor provided in this agreement. Company has a Seven (7) day right to cure in the event of non-payment. Notwithstanding the previous sentence, Company shall have a one-time Thirty (30) day exception to the cure period during the full term of this agreement.